                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

            EMPIRE RESORTS, INC. ANNOUNCES KEY DEVELOPMENT REGARDING
                             CAYUGA-CATSKILL RESORT

(Monticello,  NY - June 10,  2004) Empire  Resorts,  Inc.  (NASDAQ:  NYNY) today announced a key project  objective  has been reached as New York State  Governor
George E. Pataki and the Cayuga  Nation of New York (the "Cayuga  Nation")  have signed  a  Memorandum  of  Understanding  (MOU)  that  contains  key  provisions affecting  the  development  of the  Cayuga  Catskill  Resort.  The  Company  is
developing  the resort  with the Cayuga  Nation.  It is  scheduled  to include a
"Class  III"  Native  American  casino to be located on a 30 acre parcel of land adjacent to Monticello  Raceway,  in Sullivan County New York -- just 90 minutes from New York City.

The MOU provides for the Cayuga Nation and New York State to enter into a gaming compact that will authorize the Nation to operate a Class III gaming facility at the Monticello Raceway in the Catskills region of New York once the subject land is taken into trust for the benefit of the Cayuga  Nation.  The MOU provides for settlement  of a decades old land claim  against the State of New York. A target of  September  30,  2004  has been  established  for the  implementation  of all necessary approvals, including appropriate federal and State legislation.

The MOU also provides for a monetary settlement and grants the Cayuga Nation the right to acquire  sovereignty  through  purchases on the open market of a 10,000 acre area on the shores of Lake Cayuga in the Finger Lakes region of New York in exchange for the  settlement of certain  claims of the Cayuga Nation against the
State of New York. Pursuant to the MOU, federal  environmental and international building code standards will apply to Cayuga Nation lands,  mitigation  payments are to be made to certain local  communities  and tax parity  compacts are to be entered into.

Robert  Berman,  Chief  Executive  Officer  of the  Company  noted  that the new agreement  underscored  the  importance of the project to both the Cayuga Nation and the State of New York.  "The  negotiations  on the  settlement  of this land claim have  engendered a new positive  spirit on the part of both  parties.  The agreement  will  provide  essential  support  from the State of New York for the approvals  necessary to make the Cayuga Catskill  Resort a reality.  We are very grateful for the spirit of cooperation  that this  settlement has engendered and expect  it to be a major  factor  in  mobilizing  the  approvals  and  resources necessary to move into the final stages of the development process."

ABOUT EMPIRE RESORTS, INC.

Empire  Resorts,  Inc. is involved in the  development of legal gaming venues in
New York. The Company,  through its wholly owned subsidiary,  Monticello Raceway

Management,  Inc., currently operates Monticello Raceway, a harness track in the
Catskills  area,  and is working to  develop  the site into a  multi-dimensional gaming resort,  including  horse racing,  video gaming machines for the New York
Lottery and a Native American owned casino.  The opening of its new facility for
1800 video  gaming  machines  under a program of the New York Lottery is current scheduled  for early July of 2004.  The Raceway is located 90 miles north of New
York City and is within  convenient  driving distance of an estimated 23 million people. For more information visit www.empireresorts.com

            Statements  in this press release  regarding the Company's  business that are not  historical  facts are  "forward-looking  statements"  that involve risks and uncertainties,  including the need for regulatory approvals, financing and successful completion of construction. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private  Securities  Litigation Reform Act of 1994, and
as such, speak only as of the date made. To the extent the content of this press release  includes  forward-looking  statements,  they involve  various risks and uncertainties  including (i) the risk that various  approvals  necessary for the projects  described  herein and required to be obtained  from the United  States
Bureau of Indian Affairs, the National Indian Gaming Regulatory Commission,  the
Governor of the State of New York and  various  other  federal,  State and local governmental  entities are not received,  (ii) the risk that financing necessary for the proposed  programs or projects may not be able to be obtained because of credit factors,  market conditions or other  contingencies,  (iii) the risk that the Cayuga Nation may exercise  certain broad rights with regard to  termination of its agreements  with the Company (iv) the risk of  non-compliance  by various counterparties  of the related  agreements,  and (v) general risks affecting the
Company as described from time to time in it's reports filed with the Securities and Exchange Commission.  For a full discussion of such risks and uncertainties, which  could  cause  actual  results  to  differ  from  those  contained  in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or
Form 10-K for the most recently ended fiscal year.